UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2017

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry Into a Material Definitive Agreement.

On September 25, 2017, IAC/InterActiveCorp (the “Company”) entered into Amendment No. 2 (the “Amendment”) to that certain Credit Agreement dated as of December 21, 2012, as amended and restated as of October 7, 2015 (as amended by the Amendment, the “Credit Agreement”), among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the various other parties thereto.  Among other things, the Amendment provides the Company with the ability to transfer substantially all of its assets (including the stock of its direct subsidiaries) to any restricted subsidiary; provided, that such transferee expressly assumes, by way of a joinder agreement, all of the obligations of the Company as the borrower under the Credit Agreement and that certain other conditions are met.  Upon such an assumption, the Company would be released from all of its obligations under the Credit Agreement and the covenants in the Credit Agreement would then apply to the successor borrower and its restricted subsidiaries.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 7.01              Regulation FD Disclosure.

On September 25, 2017, the Company issued a press release announcing the proposed offering by its wholly owned subsidiary IAC FinanceCo, Inc. (“IAC FinanceCo”) of $400 million aggregate principal amount of its exchangeable senior notes due 2022 and the related grant to the initial purchasers of the notes of an option to purchase, within a 13-day period beginning on, and including, the date IAC FinanceCo first issues the notes, up to an additional $60 million aggregate principal amount of the notes, solely to cover over-allotments.

In connection with the proposed offering, IAC FinanceCo expects to enter into exchangeable note hedge transactions with one or more of the initial purchasers and/or their respective affiliates (the “Option Counterparties”) and the Company expects to enter into warrant transactions with the Option Counterparties.

The information furnished with this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Information

This communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to the proposed offering.  These forward-looking statements are based on Company management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons.  Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, without limitation, the risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements.  Forward looking statements speak only as of the date they are made and the Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Amendment No. 2 dated as of September 25, 2017, to the Credit Agreement dated as of December 21, 2012 and amended and restated as of October 7, 2015, among IAC/InterActiveCorp, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the various other parties thereto.

99.1	Press Release of IAC/InterActiveCorp, dated September 25, 2017.

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amendment No. 2 dated as of September 25, 2017, to the Credit Agreement dated as of December 21, 2012 and amended and restated as of October 7, 2015, among IAC/InterActiveCorp, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the various other parties thereto

99.1	Press Release of IAC/InterActiveCorp, dated September 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Executive Vice President, General Counsel and Secretary

Date:  September 25, 2017